EXHIBIT 24

POWER OF ATTORNEY

For Executing Forms 3, 4 and 5

KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints each of (but excluding himself) John Motulsky, Christopher Wilson, Wayne Teetsel, Thomas Varkey, Jonathan Sacks, Peter Sisitsky, Steven Nelson, Ann Kalter, Cary J. Meer, Mehrdad Mehrespand, and James B. Craver, signing singly, his true and lawful attorney-in-fact to:

(1)

Execute for and on behalf of the undersigned Securities and Exchange Commission (“SEC”) Forms 3, 4 and 5 and amendments thereto to be filed by or on behalf of STONEHILL CAPITAL MANAGEMENT LLC and its affiliates pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

(2)

Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 or amendment thereto, and the filing of such form with the SEC and any other authority, including preparing, executing and filing Form ID with the SEC.

(3)

Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until that particular undersigned is no longer required to file Forms 3, 4 and 5, unless earlier (a) revoked by a particular undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purpose outlined in paragraph number (1) above, dated as of a later date. This Power of Attorney may be filed with the SEC as confirmation of the authority granted herein.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of February 20, 2009.

/s/John Motulsky
John Motulsky

/s/Christopher Wilson
Christopher Wilson

/s/Wayne Teetsel
Wayne Teetsel

/s/Thomas Varkey
Thomas Varkey

/s/Jonathan Sacks
Jonathan Sacks

/s/Peter Sisitsky
Peter Sisitsky